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                                                                  EXHIBIT 23.2


                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------


The Board of Directors and Shareholders
UNC Incorporated:



We consent to the inclusion in the registration statement of UNC Incorporated on Form S-4 (File No. 33- ) of our report dated July 26, 1996, on our audits of the statements of earnings and cash flows of certain of the Hangar facilities (as described in Note 1 to the financial statements) of AlliedSignal Engines -Hangar Operations, a division AlliedSignal Inc., for the six month period ended June 30, 1994 and the year ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.


Washington, D.C.
August 9, 1996